Exhibit 4.5

JOINDER

THIS JOINDER (this “Joinder”) to the Sponsor Support Agreement, dated as of September 25, 2022 (the “Agreement”), by and among GX Sponsor II LLC, a Delaware limited liability company (“Sponsor Holdco”), the Persons set forth on Schedule I thereto, GX Acquisition Corp. II, as predecessor by merger to Elk Creek Resources Corp., a Delaware corporation (“GX”), and NioCorp Developments Ltd., a company incorporated under the laws of the Province of British Columbia (the “Company”), is made and entered into as of March 17, 2023 by the undersigned (the “Holder”), and acknowledged and agreed by the Company. Capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed thereto in the Agreement.

WHEREAS, (a) the Sponsor Holdco is distributing certain shares of Class B Common Stock of GX held by Sponsor Holdco (the “Transferred Class B Shares”) to the Holder pursuant to a Permitted Transfer and, in connection therewith, is assigning to the Holder the Sponsor Holdco’s rights and obligations under the Agreement with respect to the Transferred Class B Shares in accordance with the terms of the Agreement, (b) the Agreement requires that the Holder, prior to and as a condition to the effectiveness of any Permitted Transfer, execute and deliver to the Company a joinder or counterpart of the Agreement pursuant to which such transferee shall be bound by all of the applicable terms and provisions of the Agreement, and (c) the Holder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1.                  Agreement to be Bound. The Holder hereby agrees that upon execution of this Joinder, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement applicable to the Sponsor Holdco as though an original party thereto.

2.                  Notices. For purposes of Section 4.7 of the Agreement, all notices, demands or other communications to the Holder shall be directed to the address of the Holder set forth on the signature page hereto.

3.                  Governing Law. This Joinder will be construed and enforced in accordance with the Laws of the State of Delaware, without regard to the conflict of laws principles that would result in the application of any Law other than the Law of the State of Delaware.

4.                  Counterparts. This Joinder may be executed in any number of counterparts (including by pdf or other readable electronic format), each such counterpart being deemed to be an original instrument, with the same effect as if the signature thereto and hereto were upon the same instrument, and will become effective when one or more counterparts have been signed by each of the parties and delivered (including by email or DocuSign) to the other parties, and all such counterparts will together constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have entered into this Joinder or have caused this Joinder to be executed as of the date first written above by their respective officers thereunto duly authorized.

By: /s/ Michael G. Maselli

Name: Michael G. Maselli

ADDRESS:

34 Rockledge Drive
Pelham Manor, NY 10803
Attention: Michael G. Maselli
Email: [***]

[Signature Page to Joinder to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties hereto have entered into this Joinder or have caused this Joinder to be executed as of the date first written above by their respective officers thereunto duly authorized.

AJA PARTNERS LLC

By: /s/ Leon Wagner

Name: Leon Wagner

Title: Manager

ADDRESS:

[***]
Attention: Leon Wagner
Email: [***]

[Signature Page to Joinder to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties hereto have entered into this Joinder or have caused this Joinder to be executed as of the date first written above by their respective officers thereunto duly authorized.

By: /s/ Dean C. Kehler

Name: Dean C. Kehler

ADDRESS:

[***]
Attention: Dean C. Kehler
Email: [***]

[Signature Page to Joinder to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties hereto have entered into this Joinder or have caused this Joinder to be executed as of the date first written above by their respective officers thereunto duly authorized.

By: /s/ Andrea J. Kellett

Name: Andrea J. Kellett

Title:

ADDRESS:

36 Stillwater Avenue
Massapequa, NY 11758
Attention: Andrea J. Kellett
Email: [***]

[Signature Page to Joinder to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties hereto have entered into this Joinder or have caused this Joinder to be executed as of the date first written above by their respective officers thereunto duly authorized.

By: /s/ Marc Mazur

Name: Marc Mazur

ADDRESS:

40 Beech Tree Lane
Pelham Manor, NY 10803

[Signature Page to Joinder to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties hereto have entered into this Joinder or have caused this Joinder to be executed as of the date first written above by their respective officers thereunto duly authorized.

By: /s/ James Harpel

Name: James Harpel

ADDRESS:

1100 South Flagler Drive, Unit 1204
West Palm Beach, FL 33401

[Signature Page to Joinder to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties hereto have entered into this Joinder or have caused this Joinder to be executed as of the date first written above by their respective officers thereunto duly authorized.

By: /s/ Arthur Baer

Name: Arthur Baer

ADDRESS:

30 W. 63rd Street, Apt. 3J
New York, NY 10023
Attention: Arthur Baer
Email: [***]

[Signature Page to Joinder to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties hereto have entered into this Joinder or have caused this Joinder to be executed as of the date first written above by their respective officers thereunto duly authorized.

EQUITY TRUST COMPANY CUSTODIAN
FBO ARTHUR D. BAER ROTH IRA

By: /s/ Arthur Baer

Name: Arthur Baer

Title: Authorized Signatory

ADDRESS:

30 W. 63rd Street, Apt. 3J
New York, NY 10023
Attention: Arthur Baer
Email: [***]

[Signature Page to Joinder to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties hereto have entered into this Joinder or have caused this Joinder to be executed as of the date first written above by their respective officers thereunto duly authorized.

ELIZABETH KEHLER 2012 TRUST

By: /s/ Dean C. Kehler

Name: Dean C. Kehler, Co-Trustee

Title: Authorized Signatory

ADDRESS:

[***]
Attention: Dean C. Kehler
Email:

[Signature Page to Joinder to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties hereto have entered into this Joinder or have caused this Joinder to be executed as of the date first written above by their respective officers thereunto duly authorized.

By: /s/ Jordan S. Bloom

Name: Jordan S. Bloom

ADDRESS:

1300 Monad Terrace, Apt. 10D
Miami Beach, Florida 33129
Attention: Jordan S. Bloom
Email: [***]

[Signature Page to Joinder to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties hereto have entered into this Joinder or have caused this Joinder to be executed as of the date first written above by their respective officers thereunto duly authorized.

COOPER ROAD ACQUISITION, LLC

By: /s/ Jordan S. Bloom

Name: Jordan S. Bloom

Title: Sole Member

ADDRESS:

101 20th Street, Unit 2501
Miami Beach, Florida 33129
Attention: Jordan S. Bloom
Email: [***]

[Signature Page to Joinder to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties hereto have entered into this Joinder or have caused this Joinder to be executed as of the date first written above by their respective officers thereunto duly authorized.

COOPER ROAD, LLC

By: /s/ Jay R. Bloom

Name: Jay R. Bloom

Title: Managing Member

ADDRESS:

101 20th Street, Unit 2501
Miami Beach, FL 33129
Attention: Jay R. Bloom
Email: [***]

[Signature Page to Joinder to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties hereto have entered into this Joinder or have caused this Joinder to be executed as of the date first written above by their respective officers thereunto duly authorized.

HW 2015 TRUST U/A 7/23/15

By: /s/ Elaine Weinberger

Name: Elaine Weinberger, Trustee

Title: Authorized Signatory

ADDRESS:

591 Winthrop Road
Teaneck, NJ 07666
Attention: Elaine Weinberger
Email: [***]

[Signature Page to Joinder to Sponsor Support Agreement]

Acknowledged and Agreed:

NIOCORP DEVELOPMENTS LTD.

By: /s/ Mark Smith

Name: Mark Smith

Title: Chief Executive Officer

[Signature Page to Joinder to Sponsor Support Agreement]